SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                     --------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (date of earliest event reported):  March 2, 1999

                              DIALOGIC CORPORATION

                       -----------------------------------
             (Exact name of registrant as specified in its charter)

     New Jersey                33-59598                       22-2476114
     (State or other           (Commission                    (IRS Employer
     jurisdiction of             File Number)                 Identification
     incorporation)                                           Number)

     1515 Route 10, Parsippany, New Jersey                    07054
     (Address of principal executive offices)                 (Zip Code)

     Registrant's telephone number,
     Including area code:  (973) 993-3000

     Item 5.  Other Events


         On March 2, 1999, Dialogic Corporation ("Dialogic") and Microsoft Corporation ("Microsoft") announced that they have entered into a strategic alliance relating to Dialogic's CT server initiative and Dialogic's CT Media for Windows NT middleware product.

         Under the terms of a license and development agreement, Microsoft will become a nonexclusive licensee of Dialogic's CT Media for Windows NT middleware product. Dialogic will enter into development activities for Microsoft to create specific applications in the telephony space which will be owned by Microsoft and to provide other support and development services. Under the license and development agreement, Microsoft's payments to Dialogic over the next four years are expected to be $20 million for the initial licenses for CT Media for Windows NT, the development services and certain support. Microsoft and Dialogic have agreed to work jointly to assure a single code base for CT Media in the future. Microsoft's license to CT Media is subject to certain contractual limitations, and Dialogic will continue to own and remains free to license CT Media.

         In a separate transaction, also occurring March 2, 1999, Microsoft agreed, for an aggregate purchase price of $24.2 million, to acquire 860,681 newly issued shares of Dialogic common stock and a warrant entitling Microsoft to purchase 279,869 shares of Dialogic common stock. The warrant has a term of four years and is exercisable at a price of $35.19 per share. Both the issued shares and the shares resulting from the exercise of the warrant are subject to a lockup period beginning on the transaction date. During the first year of the lockup period, Microsoft may sell none of the shares, and may only sell 50% of the shares in the second year of the lockup period. Thereafter all shares may be freely sold. On March 2, 1999, Dialogic issued the shares and warrant to Microsoft.

____________________
Microsoft, Windows and Windows NT are either registered trademarks or trademarks of Microsoft Corp. in the United States and/or other countries. Dialogic and the Dialogic logo are registered trademarks of Dialogic Corporation. Other product and company names herein may be trademarks of their respective owners.

Statements expressing the beliefs and expectations of management regarding future performance and events (including expectation of Microsoft's payments under the license and development agreement) are forward-looking statements under the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. These risks are detailed from time to time in Dialogic's filings with the Securities and Exchange Commission, including Dialogic's Form 10-K for the year ended Dec. 31, 1997, and its Form 10-Qs filed since December 31, 1997. Actual results may differ from those expressed or implied in the forward-looking statements.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          DIALOGIC CORPORATION


                          By: /s/ Theodore M. Weitz
                                  Theodore M. Weitz
                                  Vice President, General Counsel and Secretary

Dated:  March 19, 1999